HOME FURNISHINGS RETAIL OUTLET AGREEMENT
      KINCAID HOME FURNISHINGS RETAIL OUTLET AGREEMENT

           KINCAID FURNITURE COMPANY, INCORPORATED

     THIS AGREEMENT, made as of the 23rd day of August,
2000, by and between Kincaid Furniture Company,
Incorporated, a Delaware Corporation with its principal
offices at 240 Pleasant Hill Road, P. O. Box 605, Hudson,
North Carolina 28638 "Kincaid" and Arizona Furniture
Company, a Nevada corporation  whose principal business is
10624 S. Eastern Ave., Suite A-448, Henderson, NV  89015
("Retailer").

                         WITNESSETH:

       WHEREAS, Kincaid is engaged in the business of manufacturing various lines of home furniture which it sells at wholesale to independent furniture Retailers for retail sale to the general public; and

      WHEREAS, in connection with its business, Kincaid has developed and used certain trademarks, service marks and tradenames identifying it and its products; and

      WHEREAS, as a result of the consistently high quality and fashionable styling of its products, Kincaid enjoys a high public reputation and positive image, with various trademarks, service marks and tradenames it uses being widely recognized by the general public as denoting furniture of the highest quality and value; and

      WHEREAS, in recent years, the purchasing patterns of the general public for home furnishings has changed from that of purchasing each furniture and accessory item separately to that of purchasing entire furniture groupings and accessories so as to create a room environment with a single purchase; and

      WHEREAS, to meet this change in consumer purchasing habits, Kincaid has expended considerable time, money and effort to develop a program, known as the Kincaid Home Furnishings Retail Outlet, for the sale of its products and coordinated accessories and furniture groupings, which program contemplates, among other things, the sale of Kincaid Products and Kincaid approved accessories from outlets devoted exclusively to the sale of such products and with such outlets being structured and designed so as to present such products in particular room environments; and

      WHEREAS,  Kincaid  has entered  into  agreements  with
various manufacturers of lamps, pictures and other accessories authorizing them to utilize certain of Kincaid's trademarks, service marks and tradenames on such of their products as Kincaid may from time to time determine to meet its quality and design standards and to sell such products to those persons who operate Kincaid Home Furnishings Retail Outlets; and

      WHEREAS, Retailer desires to acquire the right to establish and operate a retail furniture outlet meeting the requirements of the Kincaid Home Furnishings Retail Outlet Program at the site designated on Exhibit A attached hereto; and

      WHEREAS, Retailer acknowledges that it is essential to the success of the Kincaid Home Furnishings Retail Outlet Program and the maintenance of the high standards and reputation which the public has come to associate with Kincaid that all Kincaid Home Furnishings Retail Outlets adhere to certain standards with respect to the type, display and presentation of the merchandize offered for sale and the maintenance and operation of their facilities;

      NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, Kincaid and Retailer hereby agree as follows:





                          ARTICLE I
                         DEFINITIONS

     Unless the context in which the term is used otherwise clearly requires, the following terms when used herein with an initial capital letter shall have the following meanings, respectively:

     (a)  "Kincaid" shall mean Kincaid Furniture Company
Incorporated and all its divisions, subsidiaries, and related companies that manufacture home furniture products.

     (b) "Approved Accessories" shall mean those lamps, pictures, and other non-furniture items and interior decorations from time to time approved by Kincaid for sale in Kincaid Home Furnishings Retail Outlets which are manufactured by third parties.

     (c) "Equipment" shall mean all fixtures, display racks, permanent signs and other items of tangible personal property which are or become necessary to equip Retailer's outlet for business in accordance with the Kincaid Home
Furnishings Retail Outlet Program as from time to time established by Kincaid.

     (d) "Kincaid Products" shall means those items of furniture from time to time manufactured by Kincaid and designated by it as being approved for sale in a Kincaid
Home Furnishings Retail Outlet.

     (e) "Services" shall mean retail store, interior decoration, and design services, including interactive video catalogue services from time to time developed or approved by Kincaid for use in conjunction with the sale of Kincaid Products and Approved Accessories.

     (f)  "Products" shall mean Kincaid Products and
Approved Accessories.

     (g) "Trademarks" shall mean the Kincaid trademarks and service marks identified below for which registration with the U.S. Patent and Trademark Office has been obtained or has been sought, as well as other names, marks, insignias, symbols, signs and other identifications for which Kincaid may obtain appropriate registrations, or other legal protection or title, identifying Kincaid, Kincaid Products, Approved Accessories, Services or Outlets.

                       GOVERNOR'S OAK
                         and Design

                       GATHERINGHOUSE

                           KINCAID

                      CURRITUCK CHERRY

                        WHALEHEAD OAK

                          KINGUARD


                     KNOTT'S ISLAND PINE

                     AMERICAN ARTIFACTS

                         KING'S ROAD

                    TOMORROW'S HEIRLOOMS


                        BELLE MAISON

                     ARMOIRE WITH A VIEW


                       CHERRY MOUNTAIN

                    Design (of oak tree)

                        HUNTER'S RUN

                  KINCAID HOME FURNISHINGS

                       LAMPLIGHT LANE

                          LE BISTRO

                 LENOIR Design (of oak tree)

                           NOUVEAU

                        SHAKER RIDGE

                       SOLID SOLUTIONS

     (h) "Proprietary Marks" shall mean all other names, marks, insignias, symbols, signs, and any other identifications from time to time associated with Products, Services, or any Outlet.

     (i) "Payment Date" shall mean the due date as indicated on Kincaid's invoice to Retailer.

     (j) "Designated Area" shall mean a geographic area in which no other Kincaid Home Furnishings Retail Outlet will be authorized by Kincaid to anyone other than Retailer, which geographic area is described on Exhibit B.

     (k) "Outlet" shall mean when used with respect to Retailer, the retail outlet or outlets and the premises on which an outlet is located, whether owned or leased, established by Retailer in accordance with this Agreement, and when used with respect to Kincaid and other Retailers, the retail outlets established by such persons which are Kincaid Home Furnishings Retail Outlets.


                         ARTICLE II
               APPOINTMENT, TERM AND LOCATION


Section 2.1 Appointment of Retailer. Kincaid hereby grants the Retailer, and Retailer hereby accepts from Kincaid, for the term and upon the terms and conditions hereinafter set forth, the right (i) to establish and operate an Outlet at such location as shall be selected by Retailer and approved by Kincaid pursuant to Section 3.1 hereof in the area designed on Exhibit A attached hereto,
(ii) to use the Proprietary Marks and Trademarks in connection with the operation of said Outlet, and (iii) to purchase such Kincaid Products as Retailer may from time to time desire subject to the terms and conditions set forth in
Article VIII hereof. Retailer agrees to immediately proceed to take all actions necessary to establish its Outlet and to have the same completed and open for business as set forth on Exhibit A. Retailer agrees, however, not to open its Outlet for business until receiving written confirmation from Kincaid affirming that Retailer has satisfied all pre-operating requirements established by this Agreement or as otherwise established by Kincaid.


Section 2.2    Term of Agreement and Agreement Renewals.
Except as otherwise provided by Article X, this Agreement shall remain in effect subject to satisfactory annual operations performance review conducted by Kincaid. Such requirements shall provide that Kincaid has the right to review performance annually and require Retailer to implement any and all changes required to meet the performance standards required by Kincaid.

Section 2.3 Operational Area. Kincaid shall not, while this Agreement remains in effect, own or operate, or grant the right to any third party to establish, any other Outlet within the Designated Area. Nothing in this Section 2.3 shall be deemed or construed in any manner, however, as limiting or restricting the right of Kincaid to sell Kincaid Products at wholesale to any furniture Retailer doing business within the Designated Area, including to furniture Retailers whose store may contain a Kincaid Gallery, so long as such Retailer is not operating an Outlet therein.

Section 2.4 Personal Guarantee. If Retailer is an entity any of whose owners enjoy limited liability by law, then any one or more of such owners as may be designated by Kincaid shall execute and deliver to Kincaid its then standard forms of personal guarantee and subordination.

Section 2.5 Life Insurance. If the Retailer's account with Kincaid becomes ninety (90) days past due, or the balance of such account exceeds the amount Kincaid deems appropriate, or if for any other reason Kincaid reasonably deems the prospects of payment by the Retailer to be impaired, then in any such case, if requested by Kincaid:

     (a) The Retailer agrees to purchase insurance on the lives of such of its key employees as Kincaid may specify.
Such insurance shall be in such amounts as Kincaid may request.

     (b) The Retailer agrees: (i) to assign such insurance to Kincaid as collateral for the Retailer's existing and future obligations to Kincaid; (ii) to execute and deliver such documents as may be required in order to effectuate such assignment; (iii) to cause a copy of the assignment to be filed in the home office of the insurer; and (iv) to provide Kincaid with the insurer's written acknowledgement that the assignment has been so filed.


                         ARTICLE III
           LOCATION, ESTABLISHMENT AND ASSISTANCE

Section 3.1    Selection and Acquisition of Location.
Unless specifically identified on Exhibit A, the exact location of Retailer's Outlet shall be subject to the prior approval of Kincaid. Except as herein below otherwise provided the selection and acquisition of the location of Retailer's Outlet shall be the sole and exclusive responsibility of Retailer. At Retailer's request, Kincaid shall from time to time consult with Retailer with respect to site selection and acquisition, which consultation may or may not include consulting with Retailer with respect to the attributes of good locations, assisting Retailer in reviewing demographic and traffic flow characteristics, and assisting Retailer in analyzing neighborhood characteristics, as Kincaid shall determine to be appropriate in the sole and exclusive exercise of its
discretion.   Nothing in this Section 3.1 shall be deemed as
constituting a warranty, representation or determination by Kincaid that the location ultimately selected by the Retailer and approved by Kincaid is capable of supporting a successful outlet. Retailer acknowledges and agrees that at any consultation, advice and assistance which may be rendered by Kincaid to Retailer hereunder shall not in any way be deemed to alter or relieve Retailer of its absolute obligation herein set forth to select and acquire a location for its outlet.

Section 3.2 Terms of Controlling Agreements. Kincaid may, at its option, require that the terms of any land contract, lease, deed, mortgage or other instrument or additions or extensions thereof, pursuant to which Retailer's Outlet location is financed, acquired and/or occupied by Retailer be approved in advance by it.

Section 3.3 Relocations. Once established, Retailer shall not move, relocate, or reconstruct its Outlet without the prior written consent of Kincaid. Kincaid shall be provided with such information regarding the proposed new location and the design characteristics of the Outlet that will be located thereat as Kincaid may request in order to determine that such location and Outlet will be consistent with its standards for the establishment of a Kincaid Home
Furnishings Retail Outlet.

Section 3.4 Planning, Layout and Construction of Outlet. Retailer recognizes that various aspects of the size, design, layout, signage and decorating schemes of Outlets must be relatively consistent in order to protect and enhance the reputation and market acceptance of Outlets and their Products, and to preserve, protect and enhance such value, it is important for all Outlets to meet and maintain such standards as Kincaid may from time to time adopt. Accordingly, the size of Retailer's Outlet, the exterior and interior appearance of Retailer's Outlet, and the Outlet's interior floor plan and decor, shall meet and be in accordance with the standards from time to time adopted by Kincaid, and shall be subject to Kincaid's prior approval. Retailer shall be solely responsible for final plans and specifications for its Outlet satisfactory to Kincaid; provided, however, that Kincaid shall, upon request, consult with Retailer and its builders, architects and designers with respect to interior and exterior appearance, interior floor planning and other matters as may be from time to time necessary in order to facilitate the design and timely construction of Retailer's Outlet in accordance with Kincaid's specifications. Retailer shall provide Kincaid with a copy of its final plans, drawings and specifications, together with any amendments thereto made during the course of construction, so that Kincaid will have at all times for its records a complete set of "as built" plans and specifications for Retailer's Outlet. Retailer agrees that Kincaid may provide copies of the same to existing or future Outlet Retailers for use in connection with construction or renovation of their Outlets or as a model from which they can prepare their own drawings, plans and specifications. Kincaid agrees to have members of its design staff evaluate appropriate designs for the Outlet and to advice regarding appropriate materials, furniture and accessories therein. Retailer agrees to pay Kincaid the sum of One Thousand Five Hundred Dollars ($1,500) in cash or cash equivalent within two (2) weeks of execution and delivery of this Agreement. This fee will be credited to Retailer's account if the Outlet Grand Opening is held within six (6) months after final plans for the Outlet have been prepared. The fee will be forfeited in the event the Outlet is not opened within such period.

Section 3.5 Approved Signage. Retailer acknowledges that signage needs to be consistent to maximize consumer recognition. All exterior and interior signage shall be of a design, color and specification supplied by Kincaid. The vendor or manufacturer of such signage must be approved by Kincaid.

Section 3.6 Equipment. Prior to commencing operation of its Outlet, Retailer shall procure the Equipment identified by Kincaid as being essential for the Outlet's operation. Each item of equipment shall have the characteristics specified by Kincaid and shall be one of the makes or models specified unless otherwise approved in advance by Kincaid.

Section 3.7 Product Mix and Display. The parties recognize that to achieve the benefits contemplated by the Kincaid Home Furnishings Retail Outlet Program, it is necessary for Retailers to have an adequate inventory and proper mix of Products and to display Products in carefully coordinated displays creating an environment as similar as possible to that which customers will experience in their own homes. Accordingly, Retailer agrees at all times to strictly adhere to and follow the Product inventory, Product mix and Product display standards, methods and requirements from time to time established by Kincaid. Retailer agrees to purchase a minimum of twelve (12) different collections of Products along with upholstered furniture, bedding and other products required to maintain a suitable display of same at all times in the Outlet. The final Outlet assortment must be approved in writing by the Vice President
- Sales, Kincaid.

Section 3.8    Warehouse Space.  Prior to commencing
operation of its Outlet, Retailer shall evidence to Kincaid that it has adequate warehouse space to house Product inventories of such kind and quantity as Kincaid shall determine to be necessary for the proper operation of Retailer's Outlet. Retailer acknowledges that, over time, Retailer's need for warehouse space may increase and agrees to construct or otherwise obtain such additional warehouse space as Kincaid may from time to time determine to be necessary in order for Retailer to carry adequate Product inventories to service its Outlet.




                         ARTICLE IV
          TRADEMARKS, PROPRIETARY MARKS AND PATENTS

Section 4.1 Validity of Trademarks and Proprietary Marks. Retailer hereby acknowledges the validity of the Trademarks and Proprietary Marks (collectively referred to in this Article IV as "Marks"), and acknowledges the same to be the sole property of Kincaid. Retailer agrees that it will use the Marks only for so long as this Agreement remains in force, and only in connection with the operation of the Retailer's Outlet and the sale of Products and provision of Services therefrom in the manner and for the purposes specified by Kincaid. Retailer acknowledges and agrees that the Marks and goodwill associated therewith are each very valuable and that it shall not, either during or after the term of this Agreement, do anything, or aid or assist any other party to do anything, directly or indirectly or by omission, which would infringe upon, harm, or dilute the value thereof, or to impair the right, title, and interest of Kincaid therein, or contest the right of Kincaid to ownership of Marks or in any other mark or name which incorporates all or any portion of any Mark.

Section 4.2 Use of Trademarks and Proprietary Marks. Retailer acknowledges and agrees that it shall have a non-exclusive right to use Kincaid's Marks during the term of this Agreement, provided that in all such cases (i) Retailer shall not use such Marks, or any other marks or names, in such a way as is likely to lead any third person to believe that Retailer is, or may be, an agent or representative of or have the power to bind Kincaid, (ii) Retailer shall use such Marks in all advertising and on all stationary, letterheads, invoices and other business forms only in such a manner and form as shall be approved by Kincaid, and to facilitate such approval Retailer agrees at Kincaid's request to send Kincaid samples, specimens, photographs, or finalized layouts of all such advertising and other materials relating to each different use of any of the Marks and shall refrain from such use until written approval is given by Kincaid; unless advised to the contrary by Kincaid, material furnished by Kincaid shall be considered approved for use, (iii) Retailer agrees to promptly and fully follow all directions and instructions of Kincaid as to use of each of such Marks and to promptly cease and desist any particular use of any Mark determined to be inappropriate by Kincaid, (iv) Retailer shall not use any such Mark or any portion thereof as all or any portion of its firm or corporate or domain name, (v) Retailer agrees to promptly advise Kincaid of the appearance of any infringement of the Marks, acknowledges that Kincaid has the exclusive right to assert claims of infringement and to institute proceedings for infringement of such Marks, and agrees to render such assistance in connection therewith as Kincaid may require; it being understood that Retailer shall have no right to take any action by itself against an alleged infringer of such Marks, and (vi) at the request of Kincaid, Retailer agrees to use appropriate marking, such as "Reg", "Reg. Mark", or "r" if appropriate, with all Kincaid trademarks. Retailer further agrees that it will not register or attempt to register any Mark, alone or with any other word, symbol or phrase, in its own name or that of any other person or other entity.

Section 4.3 Future Rights and Trademarks. Retailer agrees that all rights and any future rights which may develop in any of the Marks are reserved to Kincaid and any rights and benefits arising because of their use (whether in whole or in part) at any time by Retailer accrue entirely to Kincaid. Retailer hereby assigns and agrees to assign to Kincaid all of Retailer's right, title and interest in and to each of the Marks or any other mark similar thereto, together with that part of the goodwill of the business conducted with and symbolized by such Marks. The foregoing shall survive the termination of this Agreement and be without the payment of any consideration to Retailer either during or upon termination of this Agreement or thereafter.

Section 4.4 Ownership of Trademarks. Retailer acknowledges and agrees that it shall have no property right or interest whatsoever in any of the Marks other than as specifically provided by this Agreement. Upon the request of Kincaid, or upon termination or expiration of this Agreement, whichever shall first occur, Retailer agrees to immediately and permanently cease to directly or indirectly, carry on business under, and will not thereafter in any way use in any manner whatsoever, any of the Marks or the term "Kincaid Home Furnishings," "Kincaid Home Furnishings Retail Outlet", or any mark or name that includes "Kincaid" or colorable imitations thereof, or the service mark, "Tomorrow's Heirlooms," or any names or marks confusingly similar to any of Kincaid's Marks. Retailer agrees to promptly file termination documents including certificates of discontinuance of use of assumed names, corporate change of name resolutions, etc. with the appropriate governmental agencies indicating that it has terminated use of the Marks. Retailer agrees to make such changes in its signs, advertising, stationary, forms, telephone books, and any other matters as Kincaid shall reasonably direct for the purpose of clearly distinguishing from each of the Marks.
If Retailer shall, upon request by Kincaid, fail to make such changes or notifications, Kincaid or its agents shall have the right to enter upon the premises of Retailer at the expense of Retailer, and remove, obliterate, or change all signs, advertising or other things identifiable in any way with the Marks. It is expressly understood that the provisions of this Section survive termination and are not a limitation on any other rights or remedies of Kincaid.

Section 4.5 Goodwill. Retailer acknowledges that all goodwill which may arise from Retailer's sale of Products, provision of Services and use of the Marks is and shall at all times remain the sole and exclusive property of Kincaid and shall inure to the sole benefit of Kincaid.

Section 4.6 Ownership of Improvements to Kincaid Products. Retailer acknowledges that many Kincaid Products or components thereof are protected by domestic and/or foreign patents and that many such Products contain attributes or features which, in Kincaid's opinion, constitute confidential trade secrets. Upon termination of this Agreement for any reason whatsoever, Retailer agrees that it will not use, disclose to others, register, or challenge the ownership of Kincaid to, any inventions, improvements, discoveries, technology, know-how, patents, or patent applications made, conceived, developed or reduced to practice by any party with respect to Kincaid Products, whether then registered or unregistered, or used or unused, by Kincaid.


                          ARTICLE V
                     REPORTS AND RECORDS

Section 5.1 Monthly Sales Reports. By the tenth (10th) day of each month, Retailer shall submit to Kincaid a complete statement of its net written sales for the preceding calendar month and of its month ending inventory in form and substance satisfactory to Kincaid.

Section 5.2    Annual Financial Statements.  Within ninety
(90) days following the end of Retailer's fiscal year, Retailer shall provide Kincaid with a copy of its year-end financial statements containing a balance sheet and profit and loss statements completed in accordance with the Kincaid chart of accounts. Such statements shall be prepared in accordance with generally accepted accounting principles consistently applied by independent certified public accountants acceptable to Kincaid on a reviewed or certified basis, as Kincaid may from time to time request, and shall be accompanied by such notes and qualifications as are necessary in order to make such statements accurately reflect Retailer's financial condition as of the date thereof in accordance with the manner of their presentation.

Section 5.3 Monthly Financial Statements. In the event any amount payable to Kincaid becomes past due, Kincaid may, at its option, require Retailer to provide it with monthly financial statements. If required, such financial statements shall be prepared and delivered to Kincaid within twenty (20) days of the end of each calendar month, and shall be in such form and contain such information as Kincaid may request. Retailer's obligation to provide monthly financial statements as contained herein shall continue until such time as Kincaid shall otherwise direct or Retailer shall pay all invoices due Kincaid on a full and current basis for a period of twelve (12) consecutive months.

Section 5.4 Other Reports. Retailer covenants and agrees to prepare and submit such additional reports in such form and containing such information as Kincaid may from time to time request.







                         ARTICLE VI
                         ADVERTISING

Section 6.1 Cooperation with National Advertising. Retailer acknowledges that during the term of this Agreement Kincaid may from time to time initiate national advertising campaigns to promote the sale of Products and agrees to participate in such national campaigns. For purposes hereof, participation shall mean actively supporting the promotional theme of such national advertising campaign by the placement of adequate, appropriate and professional advertising in Retailer's local media announcing and promoting the theme and/or the Products being emphasized by Kincaid in such campaign through the use of such in-store materials and advertisements as shall be satisfactory to Kincaid. Except for such materials, if any, as may be provided by Kincaid, Retailer shall be solely and exclusively responsible for obtaining or preparing all materials and advertisements and for all costs incurred by it in connection with participation in such campaigns.

Section 6.2 Retailer's Advertising. In addition to participating in national advertising campaigns as required by Section 6.1, Retailer shall use reasonable efforts to actively advertise and promote Retailer's Outlet and the sale of Products therefrom at all times. Retailer acknowledges that to achieve the benefits contemplated by the Kincaid Home Furnishings Retail Outlet Program, a substantial advertising commitment is required and, based on past experience, advertising expenditures should approximate eight percent (8%) of sales except during startup periods when larger advertising commitments are required.

Section 6.3 Advertising Materials. Retail materials have been developed for sole use by the Kincaid Home Furnishings Retail Outlets to advertise and promote Kincaid Products. The Retailer shall follow Kincaid instructions for use of said advertising and promotional materials. Nothing contained in this Section 6.3 shall be construed to obligate Kincaid to advertise or promote the Products or Retailer's Outlet in the Outlet's market area nor to limit in any way the form, content, manner or frequency of its own advertising, nor to require Kincaid to mention Retailer's Outlet in its advertising.

Section 6.4 Grand Openings. Retailer acknowledges that to achieve the benefits associated with the Grand Opening of a new store, the advertising expenditures associated with a Grand Opening advertising campaign will exceed the approximately eight percent (8%) of sales advertising expenditures anticipated during the normal course of business.

Section 6.5    Cooperative Advertising.  Cooperative
advertising funds will be governed by the separate
Cooperative Advertising Agreement, which accompanies this Agreement.


                         ARTICLE VII
  RETAILER'S AGREEMENT WITH RESPECT TO OPERATION OF OUTLET

Section 7.1 In General. Promptly following the execution of this Agreement, Kincaid shall furnish Retailer with instructions governing the operation of the Outlet and shall provide amended and updated instructions as conditions warrant.

Section 7.2 Outlet Appearance and Design. Retailer acknowledges that the appearance of its Outlet, both interior and exterior, is an essential component of the Kincaid Home Furnishings Retail Outlet Program, and that it is necessary in order to promote goodwill and customer recognition and acceptance that a general consistency of appearance be maintained. Accordingly, Retailer agrees (i) that it will make no change to the interior or exterior of its Outlet without the prior written consent of Kincaid;
(ii) that it shall make no change to the floor plan layout of its Outlet without the prior written consent of Kincaid,
(iii) that it shall, at its sole cost and expense, diligently maintain the interior and exterior decor of its Outlet and modify and update the same in such a manner as may be from time to time reasonably prescribed by Kincaid, and (iv) that it shall purchase and display only such signs, emblems, logos, lettering and the like as may be reasonably prescribed by Kincaid from time to time.

Section 7.3 Outlet Maintenance. Retailer agrees at all times to maintain its Outlet premises and related parking lots in a clean, attractive and safe condition and in good maintenance and repair.

Section 7.4 Maintenance of Inventory. Retailer acknowledges that it is an essential premise of the Kincaid Home Furnishings Retail Outlet Program that at all times adequate Products in all categories be available for sale and delivery to the consumer. Retailer accepts that too little inventory works against maximizing the sale of Kincaid Products, and too much inventory reduces turn and impairs the Retailer's profitability. Retailer also accepts that inventory levels cannot be static, but seasonal needs must be anticipated to consistently service the consumer. Based on Kincaid experience numerical guidelines to properly back up inventory requirements may be provided from time to time by Kincaid.

Section 7.5 Sale of Other Products. Retailer acknowledges that the concept of the Kincaid Home Furnishings Retail Outlet Program requires that only Kincaid Products and Approved Accessories be sold from Retailer's Outlet. Therefore, Retailer hereby agrees that it shall limit the products and services sold at its Outlet to Kincaid Products and Approved Accessories and such warranty and other services as are related thereto and approved by Kincaid, and that Retailer shall not sell or provide any other products or services of any kind or character whatsoever therefrom.

Section 7.6 Outlet Operations. Retailer shall at all times operate its Outlet in conformity with any customer service requirements prescribed by Kincaid and will give prompt, courteous and efficient service to the public. All business dealing with members of the public and advertising connection therewith shall be governed by the highest standards of honesty, integrity, fair dealing, and ethical conduct. Retailer shall do nothing which would tend to discredit, dishonor, reflect adversely upon, or in any other manner injure the reputation of Kincaid.

Section 7.7 Best Efforts. Retailer acknowledges and agrees that the Kincaid Products are sold to Retailer for resale in the Designated Area assigned to the Retailer. Retailer therefore agrees to use its best efforts to solicit sales of the Kincaid Products within its Designated Area and, in consultation with Kincaid, develop annual sales goals and marketing programs reasonably necessary to assure maximum penetration of the Kincaid Products in the Retailer's Designated Area. Retailer agrees to diligently pursue such goals.

Section 7.8    Personnel.  Retailer shall at all times
employ sufficient personnel to operate its Outlet in accordance with the requirements from time to time prescribed by Kincaid and shall require that such personnel conduct themselves and Outlet operations in the manner required by Section 7.6.

Section 7.9 Insurance. Retailer shall be solely responsible for all loss or damage of any nature whatsoever arising out of or relating to the operation of Retailer's Outlet, or arising out of the acts or omission of Retailer or any of its agents, servants, employees, contractees or customers in connection with the sale of Products or the rendering of services to public at the Outlet, and for all claims for damage to property or for the injury or for the death of any person directly or indirectly resulting therefrom, and Retailer agrees that it shall indemnify and hold Kincaid harmless from and against any and all such claims, losses and damages, including costs and reasonable attorneys' fees. Retailer agrees to obtain and at all times during the term of this Agreement maintain in full force and effect, and to pay the premiums for, adequate public liability insurance, property damage insurance and product liability insurance.

Section 7.10 Submission of Additional Information. In addition to any other reports required of Retailer by the terms of this Agreement, Retailer shall submit to Kincaid such other reports and financial information as Kincaid from time to time may require. Specifically, Kincaid shall be provided upon its request with personal financial statements of any person or persons having, or wishing to acquire, a material financial interest in Retailer's business.

Section 7.11 Retailer as Independent Contractor. Retailer is acting hereunder on its own behalf as an independent contractor. Nothing herein contained shall constitute or be deemed to constitute Retailer, or any agent, servant, employee or contractee of Retailer, as an employee or agent of Kincaid for any purpose whatsoever, nor shall it give rise to a relationship between Kincaid and Retailer of partnership, joint venture or any other relationship than one of independent contractor (except that with respect to the sale of Kincaid Products the relationship between Kincaid and Retailer shall be that of vendor and vendee). Retailer is not, nor are any of its agents, servants, employees or contractees, hereby or otherwise granted any express or implied right or authority to assume or create any obligation or responsibility for or on behalf of, or in the name of, Kincaid, or to bind or obligate Kincaid in any manner or in any way whatsoever. Retailer acknowledges that its operations hereunder shall be at its own risk, and hereby agrees to prominently use and display the legend "An Independently Owned and Operated Retailer Specializing in Kincaid Furniture" or one of like meaning in connection with use of the trademark "Kincaid Home Furnishings" and such other Trademarks and Proprietary Marks as Kincaid may direct.

Section 7.12 Kincaid's Right of Inspection. To insure compliance with the terms and conditions of this Agreement by Retailer, Kincaid and its authorized representatives or agents shall have the right at all reasonable or necessary times to enter Retailer's Outlet for the purpose of inspecting the same, including, but not limited to, inspecting the appearance, types, quantities and displays of Products on hand, the appearance of the premises, the nature and quality of customer Services rendered, the general manner or method of operating the Outlet, and Retailer's books and records. Without limiting the foregoing, inspection by Kincaid of Retailer's Outlet at any time during normal business hours during any date the Outlet is or should be open for business shall be deemed a reasonable time for inspection. If Kincaid should ascertain that Retailer has failed to operate its Outlet in accordance with any of the standards and requirements set forth in this Agreement, Kincaid may require Retailer, at Retailer's expense, to employ such contractors or others necessary to assist Retailer and Retailer's managers in effecting full compliance with all such standards and requirements in lieu of and in addition to exercising any other right or remedy available to it under this Agreement.

Section 7.13 Wholesaling. Retailer acknowledges that Kincaid is the only person entitled to wholesale, or to authorize the wholesaling of, Kincaid Products and the Kincaid Home Furnishings Retail Outlet Program is intended to promote the retail sale of Products to the general public. Accordingly, Retailer covenants and agrees that all Products shall be marketed by it at retail to the general public through operation of Retailer's Outlet in the ordinary and usual course of business and that Retailer shall not sell, assign, transfer or otherwise distribute Products to any persons or entity in a wholesale manner or in any other manner as would facilitate the further distribution or resale thereof in connection with the business of any person or entity acquiring the same.

Section 7.14   Sale of Products from Other Locations.
Retailer acknowledges that the Kincaid Home Furnishings
Retail Outlet Program contemplates that all Product sales will occur at the Outlet or other authorized locations and, accordingly, agrees that it shall not, without the prior written authorization of Kincaid, sell, offer for sale, accept offers or solicit for Products from any location other than the Outlet or any other authorized location.

Section 7.15 Competitive Businesses. Retailer covenants and agrees that during the term of this Agreement if it or any person, corporate or otherwise, controlled by or affiliated with it, whether as an officer, director, employee or otherwise, shall jointly or severally engage or participate in, operate, manage, own or have any ownership interest, as a partner, shareholder, officer, director, employee, consultant, agent or otherwise, in any business directly or indirectly involved in whole or in part in the wholesale or retail sale of household furniture, it will promptly inform Kincaid with respect to each such instance.

Section 7.16   Business Hours.  Retailer shall have the
Outlet open for business on such days and during such hours so as to be competitive and consistent with those generally kept by competitive furniture stores located within the Outlet's market area.

Section 7.17 Alteration of Products and Names. Given the association which will exist between the Products and Kincaid's Trademarks and Proprietary Marks, Retailer agrees that it shall not make any alterations to, or modification of, any Product sold by it. In addition, all Products shall be advertised and sold only under such Trademarks, Proprietary Marks or other names and designations as Kincaid shall from time to time specify. Specifically, unless otherwise authorized by Kincaid in writing, Retailer shall not promote, advertise or sell any Approved Accessory using all or any portion of any name, trademark or other identification identifying the manufacturer thereof.

Section 7.18 National Furniture Markets. Retailer acknowledges that in order to stay competitive in the retail furniture business, it is important for Retailer to stay abreast of the marketing and product trends in the furniture industry. Accordingly, Retailer covenants and agrees that Retailer shall attend either the Spring or Fall National Highpoint Market each year.

Section 7.19   Performance of Warranty Work.  Retailer
agrees to follow procedures established by Kincaid in its Authorized Retailer Policy when providing or performing warranty service or work on all Kincaid Products and in dealing with its customers with regard to the same.

Section 7.20 Authorized Retailer Policy. Retailer agrees to adhere to Kincaid's Authorized Retailer Policy as in effect from time to time.


                        ARTICLE VIII
                    KINCAID PRODUCT SALES

Section 8.1    Sale of Kincaid Products.

     (a) During the term of this Agreement, Kincaid agrees to sell to Retailer, upon the terms and conditions hereinafter set forth, such Kincaid Products as Kincaid may from time to time designate as being available for sale to Kincaid Home Furnishings Retail Outlets in such quantities as Retailer may from time to time order. Assuming Retailer meets all applicable Kincaid credit standards, Kincaid shall fill all orders promptly following their receipt, but Kincaid shall not be liable to Retailer or any other person for any loss or damage in the event that the demand exceeds Kincaid's ability to manufacture and/or supply the same, or for any delays on Kincaid's part in supplying the same resulting from delays of transportation carriers, fires, strikes, riots, floods, acts of God, governmental regulations, inability to obtain sufficient labor, necessary materials, supplies or equipment, or any other matter, act, cause or thing beyond Kincaid's actual and total control.

     (b) All orders shall be communicated to Kincaid in accordance with Kincaid's directions, and all orders shall be final and binding upon Retailer upon Kincaid's acknowledgement thereof, and the terms and conditions of Kincaid's purchase order shall control in any event. [CHECK THIS]

     (c) The purchase price of each Kincaid Product ordered shall be Kincaid's established wholesale price therefore as in effect on the day Kincaid receives Retailer's order, less any applicable discounts or incentives then being offered by Kincaid. Kincaid may from time to time increase or decrease its wholesale prices and any applicable discounts or incentives as it determines to be necessary or appropriate for any reason without advance notice of any kind or character to Retailer.

     (d) The purchase price for all Kincaid Products contained in each shipment shall be paid in full on or before the payment date as indicated on each invoice. Invoices shall immediately follow all shipments and no additional invoicing by Kincaid shall be required. In the event that all or any portion of the purchase price is not paid on or before the payment date applicable thereto, Kincaid may, in accordance with its general sales practices then in effect, assess such late charges and/or accrue interest on the outstanding balance from the date of delivery at the rate of eighteen percent (18%) per annum or the maximum rate Retailer is permitted to pay by applicable law, whichever is lower, as Kincaid shall determine to be appropriate in its sole discretion. Retailer agrees that any and all amounts so assessed or charged may be, at Kincaid's absolute discretion, considered and treated as interest, a late charge and/or liquidated damages for late payment. If a rate or charge in excess of the maximum rate Retailer is permitted to pay is taken or received by Kincaid, the excess portion thereof shall be applied to any other debt of Retailer owing to Kincaid, or if no such debt exists, shall be refunded by Kincaid to Retailer. Notwithstanding anything in this Agreement to the contrary, and at any time during the term of this Agreement that Kincaid believes that the prospect for timely payments from Retailer is questionable, Kincaid may, at its option, demand such other payment arrangements or security for payment as Kincaid shall determine to be appropriate in the sole exercise of its discretion, including, but not limited to, cash on delivery, advance payment on orders, or the receipt of an acceptable letter of credit or other absolute guarantee of payment.

     (e) Kincaid shall ship all Kincaid Products FOB from Kincaid's plant or warehouse from which such products are shipped, and title to Kincaid Products shall pass to Retailer at such plant or warehouse upon delivery to the common carrier transporting the same. Retailer shall assume all risk of loss or damage to all Kincaid Products while in transit and Retailer shall be responsible for the payment of all shipping and insurance charges at such time and in such manner as Kincaid shall from time to time establish.

     (f) Retailer shall immediately and completely inspect each shipment of Kincaid Products upon arrival. In the event Retailer ascertains or believes that all or a portion of such shipment does not conform to Retailer's order, Retailer shall immediately notify Kincaid. Retailer shall be bound to pay for all shipments accepted from the carrier regardless of whether or not actually inspected by Retailer.

Section 8.2 Warranty of Kincaid Products. Kincaid makes no warranties or representations whatsoever, whether express or implied, with respect to Kincaid Products except such warranty as may from time to time be provided with respect to the Kincaid Product to which the warranty in question is applicable. In connection with each sale of Kincaid Products, Retailer shall pass any warranty of Kincaid on to the Retailer's customer. Retailer agrees to make no other promise, representation or warranty of any kind or character whatsoever, express or implied, with respect to a Kincaid Product except the Kincaid warranty applicable thereto, if any. Kincaid shall have no liability or obligation whatsoever to Retailer or any other person other than the applicable Kincaid warranty, if any, and Retailer shall defend, indemnify and hold Kincaid harmless from any and all claims, demands, proceedings or actions of any kind or character whatsoever arising in any manner whatsoever from any additional promise, representation or warranty made by Retailer. UNDER NO CIRCUMSTANCES SHALL KINCAID BE LIABLE IN ANY MANNER WHATSOEVER FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES SUSTAINED BY DEALER DUE TO ANY DEFECT IN, OR FAILURE OF QUALITY OF, ANY KINCAID PRODUCT. Retailer further acknowledges and agrees that Kincaid's liability under any applicable warranty is conditioned upon Kincaid being provided with such information as it may request in order to determine to its satisfaction that a breach of warranty has occurred, which may include, among other things, return of the allegedly defective item to Kincaid for its inspection. THE WARRANTIES DESCRIBED HEREIN SHALL BE THE ONLY WARRANTIES MADE BY KINCAID WITH RESPECT TO ITS PRODUCTS AND SHALL BE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES EXPRESSED OR IMPLIED, INCLUDING ANY AND ALL OTHER WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OTHERWISE IMPLIED BY LAW. KINCAID EXPRESSLY RESERVES THE RIGHT TO CHANGE, AMEND OR ABOLISH ANY WARRANTIES IT MAY FROM TIME TO TIME MAKE WITH RESPECT TO ITS PRODUCTS BY WRITTEN NOTIFICATION TO DEALER.

Section 8.3 Performance of Warranty Work. Retailer acknowledges that except to the extent otherwise specifically provided by the terms of any applicable limited warranty, Kincaid shall have the option of requiring Retailer to return any Kincaid Product to Kincaid's designated plant or warehouse for repair or replacement, or having Retailer replace such Product or make such repairs with components or parts supplied by Kincaid. Retailer acknowledges that Kincaid shall not be responsible for pick up and delivery costs, inspection charges or minor repairs, which Retailer or any customer may incur in returning any Kincaid Product to Retailer and Retailer's assessment and correction of such problem during the course of determining whether a warranty claim exists.


                         ARTICLE IX
                       TRANSFERABILITY

Section 9.1 In General. Retailer acknowledges that Retailer's right to operate an Outlet under this Agreement may, in the future, appreciate in value, and that such appreciation is dependent in substantial part upon the customer goodwill and acceptance attaching to Kincaid's Trademarks and Proprietary marks. Retailer recognizes that it is in its best interest, as well as Kincaid's, that any person to whom it assigns its interest in this Agreement be, in Kincaid's judgment, qualified and capable to operate the Outlet in such manner as not to jeopardize, but rather to increase, such customer goodwill and acceptance. Therefore, except as permitted by the provisions of this Article IX, Retailer shall not make or attempt any assignment of this Agreement or any interest of any nature whatsoever therein.

Section 9.2 Definitions of Assignment. For purposes of this Article IX, the following shall constitute an assignment which, unless effected pursuant to the provisions of this Article IX, is prohibited:

     (a)  Any conveyance, assignment, transfer or
sublicense, by Retailer of any portion of any interest or right in or under this Agreement;

     (b) Any pledge encumbrance or grant of security by Retailer of any interest or right in or under this Agreement;

     (c) Any judicial sale, sale by a pledge, lien or holder of a security interest or other conveyance under power of sale of any portion of any interest or right in or under this Agreement;

     (d) A passing by operation of law of any portion of any interest or right in or under this Agreement; or

     (e) Any assignment, including any and all those types described in sections 9.2(a) through (d) above, of any interest in Retailer, if Retailer is not a single individual, which, together with all other such assignments, whenever made, results in any change of control or of a material interest in Retailer. (If Retailer herein is two
(2) or more individuals, Retailer for purposes of this
Article IX shall be deemed to be a partnership.) For purposes hereof, any transfer of a ten percent (10%) or greater ownership or financial interest in Retailer shall be a change of control or a material interest.

Section 9.3 Effect of Assignment. Any assignment other than as permitted pursuant to this Article IX, or as otherwise approved by Kincaid in writing, shall constitute a breach of this Agreement, and shall confer no rights or interest whatsoever under this Agreement upon any other party.

Section 9.4 Consent to Voluntary Assignment. In the event that a voluntary assignment to any other party is proposed, Kincaid shall not refuse its consent to the proposed transaction, provided that all of the following conditions are fulfilled:

     (a) Kincaid shall be reasonably satisfied that the proposed assignee and each of the persons who, individually or together, own or control the proposed assignee, is of good moral character, and possesses the furniture business experience, credit standing, health and financial resources necessary to successfully operate the Outlet in full accordance with the terms of this Agreement.

     (b) If Retailer is in default under this Agreement, all such defaults are cured at or prior to the closing of the voluntary assignment and all amounts owed to Kincaid are paid in full at or prior to the closing of the voluntary assignment.

     (c) Kincaid shall have received a written instrument, in form reasonably satisfactory to it, in which the assignee expressly assumes all of its assignor's obligations hereunder, whether then accrued or thereafter arising, and agrees to be bound by all terms and provisions of this Agreement to the same extent and in the same manner as its assignor. In addition, if such assignee is an entity any of whose owners enjoy a limited liability by law, any one or more of such owners designated by Kincaid shall further execute and deliver to Kincaid its then standard form of personal guaranty and subordination.

Section 9.5 Consent to Pledge. In the event Retailer or any person owning an interest in Retailer desires to pledge, encumber or grant any security interest which would constitute an assignment within the meaning of Section 9.2, Retailer shall first notify Kincaid in writing of the proposed transaction. Provided that such security interest does not relate to Kincaid's Trademarks and Proprietary Marks, Kincaid shall not unreasonably withhold its consent to such transaction upon full compliance with the following conditions:

     (a) Retailer shall continue to be bound by all the terms and conditions of this Agreement, and such pledgee, encumbrancer or secured party shall not be entitled to, nor shall attempt to, exercise any rights whatsoever accorded a holder of an ownership interest in Retailer or accorded
Retailer under the terms of this Agreement.

     (b) Kincaid's consent shall in no way be deemed to be consent to any transaction other than said pledge, encumbrance or security interest grant as such. Any subsequent disposition by such pledgee, encumbrancer or secured party which is deemed to be an assignment within the meaning of Section 9.2 shall be subject to the provisions of
Section 9.6 herein below.

(c) The pledgee, encumbrancer or secured party shall have executed and delivered to Kincaid a written instrument, satisfactory in form and substance to Kincaid, agreeing to be fully bound by the provisions of this Article IX.

Section 9.6    Consent to Disposition to or by Secured
Party. Any disposition by a pledgee, encumbrancer or secured party (which pledge, encumbrance or security interest was consented to by Kincaid under Section 9.5, if such disposition would be deemed to be an assignment within the meaning of Section 9.2), shall be consented to by Kincaid, provided that each of the conditions in Section
9.2(a) through (c) shall have been complied with.
References to assignor in Section 9.4(c) shall herein be deemed to refer to the person who pledged, encumbered or granted a security interest.

Section 9.7 Death. In the event of the death of Retailer, or any person owning an interest in Retailer, which death results in an assignment within the meaning of
Section 9.2, Kincaid shall consent to the assignment and transfer to the executor, administrator or personal representative of the deceased of Retailer's interest in this Agreement or the deceased's interest in Retailer, as the case may be, provided that the conditions set forth in
Section 9.2(a) through (c) shall have been fully complied with. Any consent by Kincaid to an assignment with respect to this Agreement to the executor, administrator, or personal representative of the deceased shall not constitute a consent to any subsequent assignment thereof from such executor, administrator or personal representative to any distributee of the estate. Any consent by Kincaid to such subsequent assignment or transfer shall be subject to fulfillment of all of the conditions stated in this Section
9.7 with respect to the assignment to the executor, administrator or personal representative. Reference to assignor in Section 9.4(c) shall be deemed to refer to the deceased.

Section 9.8    Transfer to Controlled Corporation.  If
Retailer is an individual or a partnership, he or it may transfer this Agreement to a corporation organized and operated for the sole purpose of operating the Outlet subject to the following conditions:

     (a) Retailer shall be and remain the owner of 100% of the issued and outstanding capital stock of said corporation.

     (b) Said corporation shall by written instrument expressly assume all obligations of Retailer hereunder, whether accrued at the time of such assignment or arising thereafter, and agree to be bound by all the terms and provisions of this Agreement to the same extent and in the same manner as Retailer. A copy of said instrument, duly executed, shall be delivered to Kincaid.

     (c) Retailer shall execute and deliver to Kincaid its then standard form of personal guaranty and subordination.
Notwithstanding said assignment, Retailer shall not be released from, and shall remain personally bound and liable to, Kincaid with respect to all non-monetary obligations of Retailer under this Agreement then accrued or hereafter arising.


                          ARTICLE X
                   DEFAULT AND TERMINATION

Section 10.1 Termination by Retailer. Retailer may terminate this Agreement at any time upon not less than thirty (30) days prior notice to Kincaid, specifying the termination date, following the occurrence of any default by Kincaid under this Agreement and the continuation of such default for a period of thirty (30) days from and after such date as Retailer shall give Kincaid written notice of the default.

Section 10.2 Defaults by Retailer. Retailer shall be deemed to be in default under the terms of this Agreement if any of the following events occur:

     (a) If Retailer shall fail to pay, when due, any monies owing Kincaid under and pursuant to the terms of this Agreement.

     (b) If Retailer shall willfully falsify any portion of any report, statement or other written data furnished to Kincaid under or pursuant to the provisions of this Agreement.

     (c) If Retailer shall willfully deceive its customers with respect to the source, nature or quality of Products or other items sold.

     (d) If Retailer makes a prohibited assignment, as defined in Article IX of this Agreement, or any attempt at such an assignment.

     (e) If Retailer is unable for any reason to obtain Approved Accessories such that, in Kincaid's sole opinion, Retailer's ability to display Kincaid Products in the manner contemplated by the Kincaid Home Furnishings Retail Outlet Program has been materially inhibited.

     (f) If Retailer fails to implement changes required as a result of an unsatisfactory annual operations performance review as required by Section 2.2 hereof.

     (g) If Retailer fails to willingly and professionally perform such service requirements as detailed in any standard Kincaid warranty as outlined in Sections 8.2 and
8.3 of this Agreement.

     (h) If Retailer breaches any other material covenant, specifically including but not limited to those in Article
IV, or fails to perform any other obligation imposed by this Agreement.

     (i) If Retailer fails to meet the sales potential for Kincaid Products in the Designated Area for any twelve (12) month period or fails to use its best efforts to make meaningful progress towards meeting the sales potential for Kincaid Products in the Designated Area for the following twelve (12) month period. Such sales potential shall be determined mutually and shall be based on Kincaid's market penetration in similar marketing areas.

Section 10.3 Termination by Kincaid. Kincaid may terminate this Agreement on ten (10) days notice to Retailer upon the occurrence of any default specified in Section 10.2(a) through (e). With the exception of a prohibited assignment pursuant to Section 10.2(d), Retailer shall be given a period of fifteen (15) days to cure any such default specified in the referenced Sections (a) through (e) in a manner and fashion acceptable to Kincaid in its sole discretion. Except as otherwise provided below, upon the occurrence of any other default, Kincaid may terminate this Agreement, at any time upon not less than thirty (30) days written notice to Retailer following the occurrence of such default and the continuation thereof for a period of thirty
(30) days from and after such date as Kincaid shall give Retailer written notice of such default. Notwithstanding the preceding sentence, Kincaid may immediately terminate this Agreement by written notice to Retailer if the same default occurs twice during any period of twelve consecutive months from the date the first default is remedied.

Section 10.4 No Waiver. The failure of Kincaid to terminate this Agreement under and pursuant to the provisions of this Article X or to give notice as permitted by Section 10.3, shall not be deemed to constitute a consent to, or a waiver of, any such default, unless a consent or waiver is given to Retailer by Kincaid in writing, and any such written consent or waiver shall not be deemed to be a consent or waiver with respect to any such future event of default or the continuance of an existing event of default. This Agreement shall remain binding and in full force and effect as between Kincaid and Retailer unless and until Kincaid elects to terminate the same pursuant to the provisions of this Article.

Section 10.5 Remedies Not Exclusive. The right of Kincaid to terminate this Agreement pursuant to this Article, whether or not exercised, shall not be exclusive nor preclude the exercise of any other remedies given Kincaid by this Agreement at law or in equity on account of any default by Retailer.

Section 10.6 Automatic Termination. This Agreement shall be deemed to have automatically terminated upon the occurrence of any of the following events, without the necessity of any notice whatsoever being given to Retailer by Kincaid:

     (a) Any termination of Retailer's right to possession of all or any material portion of the Premises upon which Retailer's Outlet is located.

     (b) The adjudication of Retailer as a bankrupt, or the filing of any petition by or against Retailer, under the federal bankruptcy laws or the laws of any state or territory relating to the relief of debtors, for reorganization, arrangement, or other similar relief provided therein, or the making by Retailer of a general assignment for the benefit of creditors.

     (c) The appointment of any receiver, trustee, or similar officer to take charge of Retailer's business, or any attachment, execution, levy, seizure, garnishment, or appropriation by any legal process of Retailer's interest in this Agreement, unless the appointment of such officer is vacated or discharged or the effect of such legal process is otherwise released within ten (10) days.

     (d) If Retailer is a corporation, partnership, or other business association, the occurrence of any act of the type described in paragraphs (b) or (c) in this Section which relates to, involves, or effects the interest of any person owning a controlling interest in Retailer.

Section 10.7 Obligations Continuing After Termination. Upon termination of this Agreement, whether by lapse of time or for any other reason whatsoever, Retailer shall cease to be an authorized Kincaid dealer with respect to all Products, and Retailer and all persons directly or indirectly owning any interest in Retailer or in any way associated with or employed by or related to Retailer shall:

     (a) Promptly pay Kincaid all sums which are owing from Retailer to Kincaid without setoff or diminution or on account of unliquidated claims against Kincaid.

     (b) Immediately and permanently discontinue use of the Trademarks and Proprietary marks and all materials and supplies which may in any way indicate or tend to indicate that Retailer was an authorized Kincaid Retailer or was in any way associated with Kincaid.

     (c) Promptly and permanently remove or obliterate, at Retailer's expense, all signs containing any of the marks, names, indicia, or other things, the use of which is prohibited by Section 10.7(b) and/or sell to Kincaid such of the aforesaid signs as Kincaid may request, at Retailer's original installed cost thereof minus a reasonable allowance for depreciation, wear and tear, and obsolescence.

     (d) Promptly destroy all stationery, letterheads, printed matter, promotional materials, and advertising containing any of the marks, names, indicia and other things, the use of which is prohibited by Section 10.7(b).

     (e) Immediately discontinue all advertising placed by Retailer which contains or makes reference to any of the marks, names, indicia, or other things the use of which is prohibited by Section 10.7(b).

Section 10.8 Status of Unfilled Orders Upon Termination. All unfilled orders for Kincaid Products may be cancelled by Kincaid, at its option, upon termination of this Agreement. If Kincaid elects to complete all or any portion of such unfilled orders, or if Kincaid accepts orders or otherwise transacts business with Retailer subsequent to termination of this Agreement, all such transactions shall be deemed to be covered by this Agreement insofar as its terms may be applicable, but such act or acts shall not constitute or be deemed to constitute a waiver of termination or a renewal of this Agreement.

Section 10.9 General. Termination of Agreement shall not under any circumstances:

     (a)  Impair, release or extinguish any debt,
obligation, or liability of Retailer to Kincaid, or of Kincaid to Retailer, which may have accrued prior to such termination, including, without limitation any such debt, liability or obligation which was the cause of termination.

     (b) Affect any covenants and/or agreements of Retailer which are to be performed, in whole or in part, after termination of this Agreement.


                         ARTICLE XI
                        MISCELLANEOUS

Section 11.1 Grant of Security Interest. In order to secure any and all sums hereafter becoming due and payable by Retailer to Kincaid of any kind or character whatsoever, including, but not limited to, the purchase price of all Kincaid Products, Retailer hereby grants unto Kincaid a security interest in all Kincaid Products from time to time held by Retailer. Retailer hereby agrees to make, execute and deliver to Kincaid such additional agreements, instruments and other documents as Kincaid may from time to time request to better evidence or perfect the security interest granted hereby, which agreements, instruments and documents may include, but shall not be limited to, such fuller and more comprehensive security agreements as Kincaid may from time to time generally require of its Retailers and such UCC-1 and other financing statements as Kincaid may from time to time determine, in the sole exercise of its discretion, to be necessary, proper or convenient in order to perfect Kincaid's security interest.

Section 11.2 Kincaid Employees and Agents. Retailer represents, warrants and covenants that no Kincaid employee, agent or commissioned sales representative, or any person lineally related by blood or marriage to any such individual, owns or, during the term of the Agreement, will own, either directly or indirectly, any interest in Retailer or has or will have any other financial interest in Retailer of any kind or character whatsoever.

Section 11.3 Relationship with Approved Accessory Manufacturers. Retailer acknowledges that the terms and conditions of all orders and purchases of Approved Accessories shall be as from time to time agreed by Retailer and the manufacturer of such products and agrees that Kincaid has no obligation or duty of any kind or character whatsoever to procure or assist Retailer in procuring Approved Accessories. Kincaid makes no warranty of any kind or character whatsoever with respect to Approved Accessories and such products shall carry only such warranties as the manufacturer thereof may from time to time extend. Retailer acknowledges and agrees that, pursuant to its agreements with manufacturers of Approved Accessories, Kincaid may, at its option, from time to time revoke its approval of products previously designated as Approved Accessories, and may terminate the designation of any manufacturer as being an authorized supplier of Approved Accessories.

Section 11.4 Gender. The neuter of any pronoun shall include the feminine and/or the masculine thereof, and the singular of any noun or pronoun shall include the plural or vice-versa, wherever the context shall require.


Section 11.5 Effect of Assignment, License/Assignee. Upon any effective assignment of Retailer's interest in this Agreement pursuant to Article IX, any and all references herein to "Retailer" shall, unless the context otherwise requires, mean and refer to such assignee.

Section 11.6   Headings.  Section headings are for
convenience only, and shall not be construed as limiting or defining the meaning of any provision herein.

Section 11.7 Attorneys' Fees. In the event Kincaid is required to employ legal counsel, or to incur any other expense, in connection with enforcing any obligation of Retailer hereunder, whether by way of legal action or otherwise, or to defend against any claim, demand, action, or proceeding by reason of Retailer's failure to perform any obligation imposed upon Retailer by this Agreement, whether or not legal action is involved, Kincaid shall be entitled to recover from Retailer the amount of all reasonable attorneys' fees and any and all other expenses reasonably incurred to enforce such obligation or in defending against any such claim, demand, action or proceeding.

Section 11.8   Cumulation and Survivability of Remedies.
All rights and remedies conferred upon Kincaid by this Agreement, at law and in equity shall be cumulative of each other, and neither the exercise nor the failure to exercise any such right or remedy shall preclude the exercise of any other such right or remedy.

Section 11.9 Severability. If any provision of this Agreement shall be deemed or held by a court of last resort to be invalid or unenforceable, either in its entirety or by virtue of its scope or application to a given circumstance, such provision shall be deemed modified to the extent necessary to render the same valid, or to be not applicable to given circumstances or to be deleted from this Agreement (as the situation may require), and this Agreement shall be construed and enforced as if such provision had been included as so modified in scope or application, or had not been included herein (as the case may be), it being the stated intention of the parties that had they known of such invalidity or unenforceability at the time of entering into this Agreement, they would have nevertheless contracted upon the terms contained herein, either by excluding such provisions, or including such provisions only to the extent so permitted by law. In the event such total or partial invalidity or enforceability of any provision of this Agreement exists only with respect to the laws of a particular jurisdiction, this Section shall operate upon such provision only to the extent that the laws of such jurisdiction are applicable.

Section 11.10 Notice. Any notice or demand given or made pursuant to the terms of this Agreement shall be deemed to have been given or made only if served in the following manner:

     (a)  If given to Kincaid it shall be sent by United
States Registered or Certified Mail, postage fully prepaid, addressed to Kincaid Furniture Company, Incorporated, 240
Pleasant Hill Road, P. O. Box 605, Hudson, North Carolina
28638, or at such changed address or addresses as Kincaid may, from time to time, designate to Retailer by written notice; and

     (b) If given to Retailer, it shall, unless otherwise specified, either be delivered personally to a manager or shall be sent by United States Registered or Certified Mail, postage fully prepaid, addressed to Retailer at the address of Retailer's Outlet. Any such notice or demand shall be deemed to have been given or made, and shall be deemed effective, when the same has been received (if hand delivered), or three days after posting (if served by registered or certified mail).

Section 11.11 Merger. This Agreement constitutes and contains the entire agreement and understanding of the parties. There are no representations, undertakings, agreements, terms or conditions not contained or referred to herein. This Agreement supercedes and extinguishes any prior written agreement between the parties or any of them relating to the Outlet, provided that it shall not release or extinguish any debt, obligation or liability of Retailer to Kincaid accrued immediately prior to the execution of this Agreement, or cancel any credit owed by Kincaid to Retailer at that time.

Section 11.12 Heirs, Assigns, etc. Subject to all the provisions hereof, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto (including the parties whose signatures follow those of Kincaid and Retailer), as well as their respective heirs, executors, administrators, personal representatives, successors, and assigns.

Section 11.13 Applicable Law. This Agreement, including all matters relating to the validity, construction, and enforcement thereof, shall be governed by the laws of the State of North Carolina.

Section 11.14 Execution Copies. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed a duplicate original hereof.

     IN WITNESS WHEREOF, Kincaid and Retailer have caused this Agreement to be executed and entered into as of the day and year first above written.



                              Arizona Furniture Company
                              (Name of Retailer)("Retailer")



                              By:  /s/ Roland H. DeCesare

                              Name:  Roland H. DeCesare

                              Title:  President


Witness  /s/ John Edwards



                              KINCAID FURNITURE COMPANY,
INCORPORATED
                              ("Kincaid")



                              By:  /s/ John C. DeBonis

                              Name:  John C. DeBonis
                                            Vice President
of Marketing


Witness___________________________________
                      Exhibit A to the
      Kincaid Home Furnishings Retail Outlet Agreement
                   Dated 23rd August 2000
                           Between
           Arizona Furniture Company ("Retailer")
                             and
           Kincaid Furniture Company, Incorporated



  The authorized retail furniture outlet is designated as:
      ________________________________________________

      ________________________________________________

      ________________________________________________

      ________________________________________________


              Kincaid Account #________________


                      Exhibit B to the
      Kincaid Home Furnishings Retail Outlet Agreement
                   Dated 23rd August 2000
                           Between
           Arizona Furniture Company ("Retailer")
                             and
           Kincaid Furniture Company, Incorporated




     The geographic area in which no other Kincaid Home
 Furnishings Retail Outlet will be authorized by Kincaid to anyone other than Retailer is described as:

                    The State of Arizona
____________________________________________________________
                           ______
____________________________________________________________
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